Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference of our report dated March 30, 2015 relating to our audits of financial statements of IntelGenx Technologies Corp. as of and for the years ended December 31, 2014 and 2013 appearing in this Annual Report on Form 10-K of IntelGenx Technologies Corp. for the year ended December 31, 2014.

Richter LLP (Signed)1

Montréal, Québec,
Canada
March 30, 2015

1CPA auditor, CA, public accountancy permit No. A110982

T. 514.934.3400

Richter S.E.N.C.R.L/LLP
1981 McGill College
Mtl (Qc) H3A 0G6
www.richter.ca

Montreal, Toronto